UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 30, 2020

SavMobi Technology, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-206804	47-3240707
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

Travessa do Cais, No. 3A, Edg. Kai Lei, Macau, 999078

(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   853-6523-0932

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [   ]

Item 4.01 Changes in Registrant’s Certifying Accountant

Effective October 30, 2020, MaloneBailey, LLP (“MaloneBailey”) was not retained as the independent registered public accounting firm of SavMobi Technology, Inc. (the “Company”). MaloneBailey has not issued an audit report on the Company’s financial statements filed. The Form 10-K and Form 10-Q filed by the Company after 1/12/2018 have not been audited or reviewed by MaloneBailey. Since MaloneBailey was engaged through January 12, 2018, there were no disagreements with MaloneBailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to their satisfaction, would have caused MaloneBailey to make reference to the subject matter of the disagreements.

New Independent Accountants

On November 3, 2020, BF Borgers CPA PC (“Borgers”), Certified Public Accountants, was appointed by the Company to audit our financial statements for the fiscal years ended May 31, 2020, May 31, 2019 and May 31, 2018.

Neither the Company, nor anyone acting on its behalf, consulted with Borgers regarding the application of accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided that Borgers concluded was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

Item 9.01 Financial Statements and Exhibits

Item	Title
16.1	Letter from Former Accountant, MaloneBailey, LLP
16.2	Letter from BF Borgers, CPA PC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SavMobi Technology, Inc.

Date: November 3, 2020	By: /s/ Poh Kee Liew
Poh Kee Liew, CEO

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